Exhibit 99.1

BKV Corporation Reports Second Quarter 2026 Financial and Operational Results and Updated 2026 Guidance

DENVER, Colorado – August 6, 2026 – BKV Corporation (“BKV” or the “Company”) (NYSE: BKV), today reported financial and operational results for the second quarter of 2026 and updated guidance for the third quarter and full year of 2026.

Second Quarter 2026 Highlights
•Net income attributable to BKV of $75.8 million or $0.67 per diluted share
•Adjusted Net Income attributable to BKV of $50.7 million or $0.46 per diluted share
•Adjusted EBITDAX attributable to BKV of $142.0 million
•Net cash provided by operating activities of $109.7 million
•Net cash provided by operating activities before working capital of $117.6 million
•Accrued capital expenditures of $72.4 million
•Adjusted Free Cash Flow before Power Growth attributable to BKV of $40.0 million
•Average net production of 978.3 MMcfe/d
•Total generation from the Power JV’s Temple plants of 2,222 GWh
•CCUS quarterly sequestration of approximately 35,900 metric tons of CO2 equivalent
•Net Leverage Ratio of 1.78x
•Commenced commercial operations at the Cotton Cove and Eagle Ford CCUS projects, which combined are expected to sequester more than 120,000 metric tons of CO₂ waste annually

“Our performance this quarter reflects the consistency of our execution,” said Chris Kalnin, Chief Executive Officer of BKV. “We met or exceeded our operating targets while advancing each of our strategic priorities. During the quarter, we brought two additional carbon capture projects into operation, delivered strong results across our upstream business, and advanced commercial discussions toward a long-term power purchase agreement.”

“Our strategy has always been to build from a position of operational strength. That disciplined approach continues to create new opportunities across our power and carbon capture businesses while reinforcing the strong operational foundation of our upstream operations. Together, these complementary businesses position us to create long-term value for our shareholders.”

Financial Results

	Three Months Ended June 30,		Six Months Ended June 30,
($ Millions, except EPS)(1)	2026	2025	2026	2025
Net income attributable to BKV	$75.8	$107.8	$119.9	$25.8
Adjusted Net Income attributable to BKV, non-GAAP	$50.7	$24.1	$73.1	$61.5
Adjusted EPS attributable to BKV, non-GAAP(2)	$0.46	$0.28	$0.69	$0.73
Adjusted EBITDAX attributable to BKV, non-GAAP	$142.0	$96.5	$254.0	$201.5
Net cash provided by operating activities	$109.7	$89.3	$181.7	$105.7
Net cash provided by operating activities before working capital, non-GAAP	$117.6	$84.5	$226.9	$134.5
Adjusted Free Cash Flow before Power Growth attributable to BKV, non-GAAP	$40.0	$17.2	$60.1	$28.7
Capital expenditures (accrued)
Development (3)	$38.8	$62.6	$120.8	$110.5
Power (4)	$6.8	$0.3	$23.5	$0.4
CCUS and other	$26.8	$16.1	$46.7	$26.2
Total capital expenditures (accrued)	$72.4	$79.0	$191.0	$137.1
Deposits on fixed asset purchases (5)	$125.5	$—	$158.5	$—
____________________________________________________
(1) Adjusted Net Income attributable to BKV, Adjusted EPS attributable to BKV, Adjusted EBITDAX attributable to BKV, Net cash provided by operating activities before working capital, and Adjusted Free Cash Flow before Power Growth attributable to BKV are each non-GAAP financial measures. For a definition of each of these non-GAAP financial measures and reconciliations of such non-GAAP financial measures to their most directly comparable GAAP metrics, please see “Supplemental Non-GAAP Financial Measures” below.
(2) Reflects Adjusted EPS attributable to BKV on a diluted basis.
(3) Excludes asset retirement obligation expenditures of $0.3 million and $0.5 million for the three months ended June 30, 2026 and 2025, respectively, and $1.0 million and $0.6 million for the six months ended June 30, 2026 and 2025, respectively.
(4) Power maintenance was $0.5 million and $0.3 million for the three months ended June 30, 2026 and 2025, respectively, and $0.8 million and $0.4 million for the six months ended June 30, 2026 and 2025, respectively.
(5) These deposits are comprised of payments for turbines, modular generation equipment, and other long lead time items in Power included within our Strategic Power Growth capital expenditures and investments guidance.

“Our financial strategy is grounded in disciplined capital allocation, a strong balance sheet, and prudent liquidity management,” said David Tameron, Chief Financial Officer of BKV. “During the quarter, we maintained substantial liquidity while continuing to invest in our phased power strategy and expanding our carbon capture platform. Supported by the cash flow generated from our upstream business, we are able to fund these strategic investments while preserving financial flexibility and maintaining a disciplined balance sheet.”

“Our approach to capital deployment remains disciplined and milestone-driven,” continued Tameron. “We will continue to align investment with commercial progress, maintain a prudent leverage profile, and preserve financial flexibility as we execute our growth strategy. This approach allows us to pursue the opportunities we believe will create the greatest long-term value for our shareholders.”

Business Segment Results

	Three Months Ended June 30, 2026
($ Thousands)	Upstream/Midstream	Power	Corporate and Other	Total
Net income (loss)	$116,762	$(6,802)	$(32,630)	$77,330
Add back (subtract):
Depreciation, depletion, amortization, and accretion	44,032	9,552	504	54,088
Exploration and impairment expense	—	—	—	—
Unrealized (gains) losses on derivatives, net	(56,024)	10,537	—	(45,487)
Forward month gas settlement (1)	4,522	—	—	4,522
Interest expense, net	14,575	9,182	(1,074)	22,683
Interest expense, related parties	—	3,978	—	3,978
Equity-based compensation expense	3,456	1,158	1,785	6,399
Impairment of asset held for sale	—	—	3,516	3,516
Income tax expense	—	—	20,150	20,150
Other nonrecurring transactions	559	4,331	—	4,890
Adjusted EBITDAX, non-GAAP	127,882	31,936	(7,749)	152,069
(Deduct) add: Adjusted EBITDAX attributable to Noncontrolling Interests (2)	—	(9,083)	(990)	(10,073)
Adjusted EBITDAX attributable to BKV, non-GAAP	$127,882	$22,853	$(8,739)	$141,996

	Three Months Ended June 30, 2025
($ Thousands)	Upstream/Midstream	Power	Corporate and Other	Total
Net income (loss)	$144,938	$14,948	$(47,411)	$112,475
Add back (subtract):
Depreciation, depletion, amortization, and accretion	37,738	9,536	400	47,674
Exploration and impairment expense	—	—	—	—
Unrealized (gains) losses on derivatives, net	(102,935)	(8,182)	—	(111,117)
Forward month gas settlement (1)	(7,216)	—	—	(7,216)
Interest expense, net	5,441	10,351	(145)	15,647
Interest expense, related parties	—	5,023	—	5,023
Equity-based compensation expense	—	—	4,069	4,069
Income tax expense	—	—	29,243	29,243
Other nonrecurring transactions	3,065	—	6,665	9,730
Adjusted EBITDAX, non-GAAP	81,031	31,676	(7,179)	105,528
(Deduct) add: Adjusted EBITDAX attributable to Noncontrolling Interests (2)	—	(8,726)	(305)	(9,031)
Adjusted EBITDAX attributable to BKV, non-GAAP	$81,031	$22,950	$(7,484)	$96,497

	Six Months Ended June 30, 2026
($ Thousands)	Upstream/Midstream	Power	Corporate and Other	Total
Net income (loss)	$170,548	$13,453	$(54,827)	$129,174
Add back (subtract):
Depreciation, depletion, amortization, and accretion	85,947	21,356	950	108,253
Exploration and impairment expense	—	—	—	—
Unrealized (gains) losses on derivatives, net	(39,888)	(19,455)	—	(59,343)
Forward month gas settlement (1)	(18,923)	—	—	(18,923)
Interest expense, net	27,117	18,452	(1,554)	44,015
Interest expense, related parties	—	8,247	—	8,247
Equity-based compensation expense	5,431	1,762	3,113	10,306
Impairment of asset held for sale	—	—	3,516	3,516
Income tax expense	—	—	31,619	31,619
Other nonrecurring transactions	5,942	8,038	—	13,980
Adjusted EBITDAX, non-GAAP	236,174	51,853	(17,183)	270,844
(Deduct) add: Adjusted EBITDAX attributable to Noncontrolling Interests (2)	—	(14,960)	(1,850)	(16,810)
Adjusted EBITDAX attributable to BKV, non-GAAP	$236,174	$36,893	$(19,033)	$254,034

	Six Months Ended June 30, 2025
($ Thousands)	Upstream/Midstream	Power	Corporate and Other	Total
Net income (loss)	$59,758	$(6,481)	$(27,573)	$25,704
Add back (subtract):
Depreciation, depletion, amortization, and accretion	77,322	19,184	879	97,385
Exploration and impairment expense	—	—	—	—
Unrealized (gains) losses on derivatives, net	31,050	4,868	—	35,918
Forward month gas settlement (1)	(3,219)	—	—	(3,219)
Interest expense, net	10,468	20,748	(269)	30,947
Interest expense, related parties	—	10,099	—	10,099
Equity-based compensation expense	2,921	1,062	2,153	6,136
Impairment of asset held for sale	2,446	—	—	2,446
Income tax benefit	—	—	(1,425)	(1,425)
Other nonrecurring transactions	4,165	—	7,120	11,285
Adjusted EBITDAX, non-GAAP	184,911	49,480	(19,115)	215,276
(Deduct) add: Adjusted EBITDAX attributable to Noncontrolling Interests (2)	—	(13,472)	(305)	(13,777)
Adjusted EBITDAX attributable to BKV, non-GAAP	$184,911	$36,008	$(19,420)	$201,499
________________________________________________________
(1) Natural gas derivative contracts settle and are realized in the month prior to the production covered by the contract. This adjustment removes the timing difference between the settlement date and the underlying production month that is hedged.
(2) Non-GAAP financial measure, see supplemental non-GAAP financial measures for reconciliations to the most comparable financial measures in accordance with GAAP.

Segment Operational Results - Second Quarter 2026
Power Segment
BKV continues to make meaningful progress toward securing a long-term power purchase agreement ("PPA") for a portion of the capacity of its existing Temple I and II combined-cycle facilities. Through the previously disclosed advisor-led process, the Company remains engaged in commercial discussions with a select group of prospective counterparties as it advances opportunities to establish long-term contracted cash flows to enhance revenue visibility and optimize generation from its existing generation assets. During the quarter, BKV secured additional acreage adjacent to the Temple Energy Complex, expanding its site control to approximately 1,100 acres. The Company also received Phase 1 air permits for its planned modular generation, representing another key milestone in advancing the phased development of the Temple Energy Complex.

BKV continued advancing development of its planned North Texas Energy Complex in Jack County. With approximately 6,200 acres under site control and generation and load applications submitted, the project represents an opportunity to replicate the Company's closed-loop strategy by combining natural gas production, power generation, and carbon capture capabilities to serve growing power demand in ERCOT.

The Company's operated power generation assets currently consist of Temple I and Temple II, with a combined generation capacity of approximately 1.5 GW. BKV has also entered into equipment supply agreements for approximately 200 MW of modular generation and secured turbine reservations supporting up to 1.2 GW of future combined-cycle generation. If developed as planned, these projects would increase the Company's operated generation capacity to approximately 3 GW. Development remains subject to, among other things, execution of long-term power purchase agreements, financing, regulatory approvals, and commercial negotiations with counterparties. The timing, sequencing, scale, and ultimate composition of these projects may differ materially from those presented, and there can be no assurance that any specific project or generation capacity will be achieved.

The second quarter of 2026 was characterized by strong power demand across ERCOT, which supported higher than expected dispatch at the Temple plants. Total power generation increased ~16% year over year, with the plants operating reliably throughout the quarter and experiencing no forced outages. Wholesale power prices, however, were below expectations, partially offsetting the higher generation.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Temple I capacity factor	69.2%	64.0%	66.9%	54.7%
Temple II capacity factor	69.9%	54.8%	65.1%	54.5%
Total power generation (GWh)	2,222	1,913	4,203	3,500
Average power price ($/MWh)	$41.59	$45.10	$46.04	$48.63
Average natural gas cost	$2.68	$2.93	$3.33	$3.47
Average spark spread	$22.31	$24.27	$22.26	$24.00

Summary of Power Operations
($ Millions)
Total revenues, net	$122.3	$136.7	$286.9	$234.4
Depreciation and amortization	$9.5	$9.5	$21.4	$19.2
Operating expenses	$107.0	$97.5	$226.8	$194.2
Income from operations	$5.8	$29.7	$38.7	$21.0
Interest expense, net	$(13.2)	$(15.4)	$(26.7)	$(30.8)
Other income	$0.6	$0.6	$1.4	$3.3
Net income (loss)	$(6.8)	$14.9	$13.4	$(6.5)
Net income (loss) attributable to BKV	$(7.6)	$10.4	$5.6	$(6.2)

Upstream/Midstream Segment

BKV delivered another quarter of strong operational performance, with production exceeding the high end of its guidance range while development capital expenditures remained below the midpoint of guidance. The upstream business continues to generate strong cash flow while improvements in capital efficiency support disciplined investment across the Company's broader platform.

Operational results benefited from improvements in drilling and completions execution, including the success of advanced completion designs and positive offset well effects in the Barnett, where modern completion techniques are increasing production from both new and existing wells. Together with continued application of data and analytics to optimize base production, these initiatives are driving capital-efficient production growth and further enhancing BKV's industry-leading low base decline.

During the quarter, the Company also drilled and completed an Upper Barnett well that exceeded expectations. These results significantly de-risk ~50% of Upper Barnett development locations and reduce the expected breakeven price from $3.75/MMBtu to $3.25/MMBtu, further enhancing the quality and returns of its development inventory.

During the second quarter, the Company completed the transition to internally market all of its natural gas production. This provides greater commercial flexibility and is expected to improve margins over time while enhancing BKV's ability to deliver energy solutions across natural gas, power, carbon sequestered gas, and LNG-related arrangements.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Production
Net production per day (MMcfe/d)	978.3	811.0	951.8	786.2
Natural gas (MMcf)	72,785	58,328	140,863	112,451
NGL (MBbls)	2,650	2,535	5,139	4,877
Oil (MBbls)	56	44	96	97
Total (MMcfe)	89,021	73,802	172,273	142,295
Natural Gas ($/Mcf)
Average NYMEX Henry Hub price	$2.90	$3.44	$3.97	$3.55
Differential	$(0.76)	$(0.77)	$(1.16)	$(0.67)
Average realized prices, excluding derivatives	$2.14	$2.67	$2.81	$2.88
Average realized prices, including derivatives	$2.60	$2.83	$2.85	$2.84
NGLs ($/Bbl)
Average realized prices, excluding derivatives	$23.00	$16.42	$20.57	$17.70
Average realized prices, including derivatives	$25.21	$16.41	$22.17	$16.64
Oil ($/Bbl)
Average realized prices	$86.91	$57.66	$79.49	$61.82
Average Operating Cash Costs per Mcfe
Lease operating and workover	$0.50	$0.46	$0.52	$0.49
Taxes other than income	$0.13	$0.18	$0.16	$0.17
Gathering and transportation costs	$0.76	$0.85	$0.79	$0.84
Total	$1.39	$1.49	$1.47	$1.50
Carbon Capture Utilization and Sequestration (“CCUS”)
BKV successfully commenced commercial operations at its Cotton Cove and Eagle Ford CCUS projects during the second quarter of 2026 as planned. The Eagle Ford project is expected to sequester approximately 90,000 metric tons of CO₂ per year, while the Cotton Cove project is expected to sequester approximately 32,000 metric tons of CO₂ per year.

The Barnett Zero project sequestered approximately 28,300 and 64,200 metric tons of CO2 during the three and six months ended June 30, 2026, respectively, bringing total sequestered volumes since initial injection in 2023 to approximately 375,800 metric tons of CO2.
Development activities continued across the Company's broader CCUS portfolio during the quarter. BKV successfully drilled the injection well for its East Texas project and a test well at its High West project, further advancing development of these projects.

Liquidity and Debt
As of June 30, 2026, BKV had cash and cash equivalents of $152.2 million and restricted cash of $16.1 million related to the Power segment Temple Term Loan Facility. Total debt as of June 30, 2026 was $1.3 billion, which was made up of the 2030 Senior Notes of $500.0 million, RBL balance of $100.0 million, a promissory note of $46.0 million, and Power segment debt of $618.0 million. Power segment debt included $176.0 million of borrowings under the Temple I Loan Agreements, $382.0 million of borrowings under the Temple Term Loan Facility, and a Temple Revolving Facility balance of $60.0 million.
As of June 30, 2026, total liquidity for BKV was $836.7 million, which consisted of $152.2 million in cash and cash equivalents and $684.5 million available capacity under the Company’s RBL. RBL availability as of June 30, 2026, was based on the elected commitment amount of $800.0 million, less an outstanding balance of $100.0 million and $15.5 million of letters of credit.

Third Quarter and Full Year 2026 Guidance

	Q3 2026	FY 2026
Accrued Capital Expenditures and Net Production ($ Millions)
Development (1)	$55 - $75	$200 - $280
Power - Strategic Capital & Investments + Maintenance (1), (2)	$125 - $175	$400 - $475
CCUS and other (2)	$20 - $35	$90 - $120
Total capital expenditures	$200 - $285	$690 - $875

Net production (MMcfe/d)	935 - 965	940 - 960

Per Unit Operating Costs ($/Mcfe)
Lease operating and workover	$0.49 - $0.53	$0.49 - $0.53
Gathering, compression, processing, and transport (GCPT)	$0.80 - $0.84	$0.80 - $0.84
Upstream general and administrative (excl. stock comp)	$0.20 - $0.25	$0.20 - $0.25

Other General and Administrative Costs
General and administrative (Power, CCUS, & Other)	$14 - $16	$53 - $63
General and administrative (stock comp)	$4 - $6	$15 - $25

Commodity Prices
Average natural gas differential (3), (4)	$(0.70) - $(0.80)	$(0.90) - $(1.00)
NGL % of WTI	~ 27%	~ 26%

Power ($ Millions)
Power Adjusted EBITDAX	$45 - $65	$135 - $175
____________________________________________
(1) 2026 maintenance capital: Upstream ~$200 million; Power ~$5 million
(2) Expecting $120 million - $150 million in JV partner capital contributions
(3) Differential includes $0.15/Mcfe - $0.20/Mcfe of gathering, compression, processing, and transport
(4) Differential includes $0.15/Mcfe - $0.25/Mcfe of ethane rejection impacts

Second Quarter 2026 Earnings Conference Call
The Company plans to host a conference call to discuss results today, August 6, 2026 at 10 AM ET. To access the conference call, participants may dial (800) 420-1459 (US) or (203) 518-9861 (international). Participants can also listen to a live webcast of the call by going to the Investors section on the BKV website at www.ir.bkv.com. A replay will be available shortly after the live conference call and can be accessed on the Company’s website or by dialing (844) 512-2921 (US) or (412) 317-6671 (international). The passcode for the replay is 11162101. The replay will be available for 60 days after the call.
About BKV Corporation
Headquartered in Denver, Colorado, BKV Corporation is a forward-thinking, growth-driven energy company focused on creating value for its stockholders. BKV's core business is to produce natural gas from its owned and operated upstream assets. BKV’s overall business is organized into four business lines: natural gas production; natural gas gathering, processing and transportation; power generation; and carbon capture, utilization and sequestration. BKV (and its predecessor entity) was founded in 2015, and BKV and its employees are committed to building a different kind of energy company. BKV is one of the top 15 gas-weighted natural gas producers in the United States and the largest natural gas producer by gross operated volume in the Barnett Shale. BKV Corporation is the parent company for the BKV family of companies. For more information, visit the BKV website at www.bkv.com.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are not historical facts, include statements regarding BKV’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans, objectives of management and dividend policy, and often contain words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “seek,” “aspire,” “envision,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” “will,” and similar expressions. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits, opportunities and results with respect to the BKV-BPP Power Joint Venture Transaction, including any expected value creation from the BKV-BPP Power Joint Venture Transaction, anticipated efficiencies, power plant reliability, and strategic growth and power purchase agreement opportunities relating to the BKV-BPP Power Joint Venture and the BKV-BPP Power Joint Venture Transaction, as well as guidance, projected or forecasted financial and operating results, future liquidity, leverage, results in certain basins, objectives, project timing, utility of reporting segment changes, expectations and intentions, regulatory and governmental actions and other statements that are not historical facts. All forward-looking statements, expressed or implied, in this press release are based only on information currently available to BKV and speak only as of the date on which they are made. Forward-looking statements are not guarantees of future performance, and BKV cannot assure any reader that those statements will be realized or that the forward-looking events and circumstances will occur. Undue reliance should not be placed on any forward-looking statement, which is based on predictions of future results that may not occur as anticipated. Forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could cause actual results to differ materially from historical experience or present expectations, including but not limited to assumptions, risks and uncertainties regarding the BKV-BPP Power Joint Venture Transaction and the anticipated benefits thereof, as well as our ability to effectively operate and grow our CCUS business, expected increase in demand for power generation and our ability to serve that demand from our power business, our ability to develop, market and sell our carbon sequestered gas product, and management's outlook guidance or forecasts of future events, including projected capital expenditures, production volumes, operating costs, pricing differentials, and Adjusted EBITDAX. For further discussions of risks and uncertainties applicable to forward-looking statements, you should refer to BKV’s filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of BKV’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.
Investor Contacts:
Michael Hall
BKV Corporation
Vice President, Investor Relations
InvestorRelations@bkvcorp.com
Patrick Freeman
BKV Corporation
Senior Director, Investor Relations
InvestorRelations@bkvcorp.com

BKV Corporation
Condensed Consolidated Balance Sheets
($ thousands, except par value)
(Unaudited)

	June 30, 2026	December 31, 2025 (1)
Assets
Current assets
Cash and cash equivalents	$152,192	$248,427
Restricted cash	16,067	15,846
Accounts receivable, net	141,125	129,077
Accounts receivable, related parties	10,328	11,196
Prepaid expenses	10,030	14,720
Inventory	17,967	20,039
Commodity derivative assets, current	99,388	63,900
Other current assets	10,736	8,150
Total current assets	457,833	511,355
Natural gas properties and equipment
Developed properties	3,057,987	2,965,638
Undeveloped properties	13,361	13,182
Midstream assets	279,554	277,974
Accumulated depreciation, depletion, and amortization	(922,083)	(849,464)
Total natural gas properties, net	2,428,819	2,407,330
Other property, plant, and equipment, net	1,096,116	944,412
Deposits	171,867	14,247
Goodwill	18,417	18,417
Commodity derivative assets	45,749	26,432
Other noncurrent assets	16,379	17,064
Total assets	$4,235,180	$3,939,257

Liabilities, mezzanine equity, and equity
Current liabilities
Accounts payable and accrued liabilities	$194,823	$229,487
Commodity derivative liabilities, current	9,698	8,469
Income taxes payable to related party	—	810
Payable to BPPUS for the BKV-BPP Power Joint Venture Transaction	—	115,136
Current portion of Temple I Loan Agreements	176,000	191,000
Current portion of long-term debt, net	9,387	9,387
Other current liabilities	8,797	10,302
Total current liabilities	398,705	564,591
Asset retirement obligations	200,604	230,372
Commodity derivative liabilities	—	5,767
Deferred tax liability, net	160,290	128,839
Long-term debt, net	1,064,454	937,724
Other noncurrent liabilities	7,857	5,223
Total liabilities	1,831,910	1,872,516
Commitments and contingencies
Mezzanine equity
Noncontrolling interest	30,224	12,951

Stockholders' equity
Common stock, $0.01 par value; 500,000 authorized shares; 109,417 and 96,872 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	1,760	1,635
Treasury stock, shares at cost; 214 shares as of June 30, 2026 and December 31, 2025	(6,663)	(6,663)
Additional paid-in capital	1,875,615	1,681,785
Retained earnings	426,391	309,051
Total stockholders' equity	2,297,103	1,985,808
Noncontrolling interest	75,943	67,982
Total equity	2,373,046	2,053,790
Total liabilities, mezzanine equity, and equity	$4,235,180	$3,939,257
_________________________________________________
(1) The financial information presented in the condensed consolidated financial statements has been retrospectively adjusted for the BKV-BPP Power Joint Venture Transaction, which was accounted for as a transaction between entities under common control, with prior periods recast as if the transaction had occurred at the beginning of the earliest period presented. For additional information, see Note 2 - Acquisition to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended June 30, 2026.

BKV Corporation
Condensed Consolidated Statements of Income
($ thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025 (1)
Revenues and other operating income
Natural gas, NGL, and oil sales	$221,928	$199,729	$509,603	$415,855
Power revenues	74,362	61,924	143,352	105,788
Derivative gains, net	143,255	187,026	196,364	88,643
Marketing revenues	26,162	6,968	46,043	19,425
Section 45Q tax credits	3,048	2,574	6,108	5,881
Other	(3,220)	140	(3,088)	(1,165)
Total revenues and other operating income	465,535	458,361	898,382	634,427
Operating expenses
Lease operating and workover	44,482	34,176	89,557	69,231
Fuel commodity costs	42,832	39,852	99,953	86,215
Purchased power	29,502	29,494	56,857	48,161
Marketing expense	23,262	4,868	29,310	8,788
Taxes other than income	15,900	18,042	36,102	32,832
Gathering and transportation	68,095	63,026	135,897	118,819
Depreciation, depletion, amortization, and accretion	52,877	47,580	105,818	97,177
Power operating and maintenance	17,185	18,252	36,864	38,465
General and administrative	42,125	30,479	82,236	58,778
Other operating expenses	7,619	11,244	18,106	14,710
Total operating expenses	343,879	297,013	690,700	573,176
Income from operations	121,656	161,348	207,682	61,251
Other income (expense)
Interest expense	(24,881)	(16,384)	(47,711)	(32,433)
Interest expense, related parties	(3,978)	(5,023)	(8,247)	(10,099)
Interest income	2,198	737	3,696	1,486
Other income	2,485	1,040	5,373	4,074
Income before income taxes	97,480	141,718	160,793	24,279
Income tax benefit (expense)	(20,150)	(29,243)	(31,619)	1,425
Net income	77,330	112,475	129,174	25,704
Less: net income (loss) attributable to noncontrolling interest	1,524	4,707	9,293	(85)
Net income attributable to BKV	$75,806	$107,768	$119,881	$25,789

Net income per common share attributable to BKV:
Basic	$0.68	$1.27	$1.11	$0.30
Diluted	$0.67	$1.27	$1.11	$0.30

Weighted average number of common shares outstanding:
Basic	109,395	84,710	105,727	84,708
Diluted	109,772	84,834	106,058	84,789
_________________________________________________
(1) The financial information presented in the condensed consolidated financial statements has been retrospectively adjusted for the BKV-BPP Power Joint Venture Transaction, which was accounted for as a transaction between entities under common control, with prior periods recast as if the transaction had occurred at the beginning of the earliest period presented. For additional information, see Note 2 - Acquisition to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended June 30, 2026.

BKV Corporation
Condensed Consolidated Statements of Cash Flows
($ thousands)
(Unaudited)

	Six Months Ended June 30,
	2026	2025(1)
Cash flows from operating activities:
Net income	$129,174	$25,704
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, amortization, and accretion	108,253	97,385
Equity-based compensation expense	10,306	6,136
Deferred income tax expense (benefit)	31,619	(2,255)
Unrealized (gains) losses on derivatives, net	(59,343)	35,918
Impairment of asset held for sale	3,516	2,446
Settlement of contingent consideration	—	(20,000)
Payments for the purchase of put options	—	(16,206)
Other, net	3,348	5,390
Changes in operating assets and liabilities:
Accounts receivable, net	(13,001)	(14,617)
Accounts receivable, related party	868	3,624
Accounts payable and accrued liabilities	(32,479)	(19,831)
Other changes in operating assets and liabilities	(530)	2,054
Net cash provided by operating activities	181,731	105,748
Cash flows from investing activities:
Asset acquisition	(118,746)	—
Deposits on fixed asset purchases	(158,507)	(7,500)
Capital expenditures	(193,365)	(124,102)
Proceeds from sales of assets	473	1,258
Other investing activities, net	264	257
Net cash used in investing activities	(469,881)	(130,087)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of underwriting discounts and commissions	185,504	—
Acquisition of additional interest in BKV-BPP Power	(115,136)	—
Payment of debt issuance costs	(892)	(720)
Payments on Temple Term Loan Facility	(19,885)	(5,000)
Proceeds from Promissory Note	46,000	—
Payments on Temple I Loan Agreements	(15,000)	—
Proceeds under RBL Credit Agreement	570,000	355,000
Payments on RBL Credit Agreement	(470,000)	(320,000)
Net share settlements, equity-based compensation	(2,132)	(1,204)
Cash contributions from noncontrolling interest	13,400	4,353
Common stock issued from employee purchase plan	277	—
Net cash provided by financing activities	192,136	32,429
Net increase (decrease) in cash, cash equivalents, and restricted cash	(96,014)	8,090
Cash, cash equivalents, and restricted cash, beginning of period	264,273	96,998
Cash, cash equivalents, and restricted cash, end of period	$168,259	$105,088
_________________________________________________

(1) The financial information presented in the condensed consolidated financial statements has been retrospectively adjusted for the BKV-BPP Power Joint Venture Transaction, which was accounted for as a transaction between entities under common control, with prior periods recast as if the transaction had occurred at the beginning of the earliest period presented. For additional information, see Note 2 - Acquisition to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended June 30, 2026.

Derivative Contract Volumes and Fair Values
The following tables summarize the Company’s outstanding derivative positions as of June 30, 2026 by commodity and contract type, including volume, pricing indices, or reference points, and associated fair values.
The following table summarizes the Company's power derivatives:

Instrument	Units	Quantity	Pricing Index	Fair Value as of June 30, 2026 ($ thousands)
2026
Swap	MMBtu	3,066,000	HSC Gas Daily	$(2,752)
Power forwards - sales	MWh	438,000	ERCOT North	$5,959
Heat rate call option	MMBtu	2,628,000	Various	$13,891
Power forwards - purchases	MWh	344,030	Various	$(6,145)
2027
Swap	MMBtu	12,264,000	HSC Gas Daily	$507
Power forwards - sales	MWh	1,752,000	ERCOT North	$2,378
Power forwards - purchases	MWh	87,600	Various	$(735)
The following table represents natural gas commodity derivatives indexed to NYMEX Henry Hub pricing:

Instrument	MMBtu	Weighted Average Price (USD)	Weighted Average Price Floor	Weighted Average Price Ceiling	Fair Value as of June 30, 2026 ($ thousands)
2026
Swap	75,768,006	$3.88			$34,725
2027
Swap	98,958,854	$3.99			$49,421
Collars	37,662,319		$3.57	$4.00	$9,378
Call options	36,500,000			$5.00	$(6,038)
Put options	36,500,000		$3.00		$10,398
2028
Swap	94,085,323	$3.79			$12,469
2029
Swap	35,587,500	$3.60			$(29)

The following table represents natural gas basis derivatives by reference price listed below:

Instrument	Basis Reference Price	MMBtu	Weighted Average Basis Differential	Fair Value as of June 30, 2026 ($ thousands)
2026
Swap	Transco Leidy Basis	25,526,433	$(0.79)	$132
Swap	HSC Basis	27,600,000	$(0.32)	$5,796
Swap	Transco St 85 (Z4) Basis	18,400,000	$0.62	$(2,384)
Swap	NGPL TXOK Basis	23,943,741	$(0.40)	$2,463
2027
Swap	Transco Leidy Basis	10,950,000	$(0.76)	$(1,308)
Swap	HSC Basis	7,300,000	$(0.25)	$1,194
Swap	NGPL TXOK Basis	16,965,270	$(0.31)	$1,593
2028
Swap	Transco Leidy Basis	7,320,000	$(0.76)	$(693)
Swap	HSC Basis	10,980,000	$(0.17)	$1,229
The following table summarizes the Company's natural gas liquids derivatives position by product and reference price:

Instrument	Commodity Reference Price	Gallons	Weighted Average Price (USD)	Fair Value as of June 30, 2026 ($ thousands)
2026
Swap	OPIS Purity Ethane Mont Belvieu	68,220,796	$0.25	$591
Swap	OPIS IsoButane Mont Belvieu Non-TET	7,128,934	$0.86	$(497)
Swap	OPIS Normal Butane Mont Belvieu Non-TET	11,719,147	$0.83	$(938)
Swap	OPIS Propane Mont Belvieu Non-TET	40,975,148	$0.70	$(586)
Swap	OPIS Natural Gasoline Mont Belvieu Non-TET	18,268,618	$1.39	$(1,563)
2027
Swap	OPIS Purity Ethane Mont Belvieu	79,965,970	$0.28	$3,841
Swap	OPIS IsoButane Mont Belvieu Non-TET	13,846,327	$0.87	$324
Swap	OPIS Normal Butane Mont Belvieu Non-TET	20,203,274	$0.83	$246
Swap	OPIS Propane Mont Belvieu Non-TET	76,415,634	$0.70	$1,412
Swap	OPIS Natural Gasoline Mont Belvieu Non-TET	34,754,781	$1.39	$1,160

Supplemental Non-GAAP Financial Measures
This release includes the non-GAAP financial measures described below. These non-GAAP measures are intended to provide additional information only and should not be considered as alternatives to, or more meaningful than, net income (loss) attributable to BKV, basic and diluted EPS, net income (loss), net cash provided by operating activities, or any other measure calculated in accordance with GAAP.
As a result of the Company’s acquisition of an additional 25% ownership interest in and consolidation of the BKV-BPP Power JV as of January 30, 2026, the Company changed the presentation of its non-GAAP measures of Combined Adjusted EBITDAX, Adjusted Free Cash Flow, and Adjusted Free Cash Flow Margin beginning in the first quarter of 2026. The Company now discloses Adjusted Net Income (Loss) attributable to BKV, Adjusted EPS attributable to BKV, Adjusted EBITDAX, Adjusted EBITDAX attributable to BKV, Adjusted EBITDAX attributable to Noncontrolling Interests, Adjusted Free Cash Flow before Power Growth, and Adjusted Free Cash Flow before Power Growth attributable to BKV. Such non-GAAP measures have been presented in this release for the comparative period and have been calculated based on the definitions below.
Net Leverage Ratio
The Company defines Net Leverage Ratio as total debt less cash and cash equivalents, and restricted cash, divided by Adjusted EBITDAX for the most recent quarter’s annualized Adjusted EBITDAX (the quarter’s Adjusted EBITDAX multiplied by four). The Company uses this metric to evaluate total debt relative to the Company’s ability to generate cash through Adjusted EBITDAX. This metric also provides management with a benchmark of debt levels while considering growth opportunities and the Company’s ability to manage periods of commodity price volatility.
The table below presents a calculation of the Company’s Net Leverage Ratio:

($ thousands, except Net Leverage Ratio)	As of June 30, 2026
Total debt	$1,249,841
Less: Cash and cash equivalents	$168,259
Net debt	$1,081,582
Divided by annualized Adjusted EBITDAX (1)	$608,276
Net Leverage Ratio	1.78x
_______________________________
(1) Adjusted EBITDAX for the three months ended June 30, 2026 multiplied by four.

Adjusted Net Income (Loss) Attributable to BKV and Adjusted EPS Attributable to BKV
The Company defines Adjusted Net Income (Loss) attributable to BKV as net income (loss) attributable to BKV before (i) net unrealized derivative (gains) losses, (ii) forward month gas settlements, (iii) impairment of assets held for sale, (iv) other nonrecurring transactions, and (v) the tax impact of these adjustments calculated using a 23% statutory rate. The Company defines Adjusted EPS attributable to BKV as Adjusted Net Income (Loss) attributable to BKV divided by diluted weighted average common shares outstanding.

The Company believes Adjusted Net Income (Loss) attributable to BKV and Adjusted EPS attributable to BKV are useful performance measures because they allow the Company to effectively evaluate its operating performance and results of operations from period to period and against its peers, without regard to financing methods, corporate form, capital structure, or one-time events. The Company excludes the items listed above from net income (loss) attributable to BKV in arriving at Adjusted Net Income (Loss) attributable to BKV and Adjusted EPS attributable to BKV because these amounts can vary substantially from company to company within the industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. The Company's presentation of Adjusted Net Income (Loss) attributable to BKV and Adjusted EPS attributable to BKV should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. Other companies, including other companies in the industry, may not use Adjusted Net Income (Loss) attributable to BKV and Adjusted EPS attributable to BKV or may calculate these measures differently than as presented in this release, limiting their usefulness as comparative measures.

The table below presents a reconciliation of Adjusted Net Income (Loss) attributable to BKV to net income (loss) attributable to BKV, the Company's most directly comparable GAAP financial measure, for the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
($ Thousands, except EPS)	2026	2025	2026	2025
Net income attributable to BKV	$75,806	$107,768	$119,881	$25,789
Adjustment to net income attributable to BKV:
Net unrealized derivative (gains) losses	(45,487)	(111,117)	(59,343)	35,918
Forward month gas settlement (1)	4,522	(7,216)	(18,923)	(3,219)
Impairment of asset held for sale	3,516	—	3,516	2,446
Other nonrecurring transactions	4,890	9,730	13,980	11,285
Total adjustments before taxes	(32,559)	(108,603)	(60,770)	46,430
Tax effect of adjustments	7,488	24,979	13,977	(10,679)
Total adjustments after taxes	(25,071)	(83,624)	(46,793)	35,751

Adjusted Net Income attributable to BKV	$50,735	$24,144	$73,088	$61,540

Adjusted EPS attributable to BKV:
Basic	$0.46	$0.29	$0.69	$0.73
Diluted	$0.46	$0.28	$0.69	$0.73

Basic weighted-average shares of common stock outstanding	109,395	84,710	105,727	84,708
Add dilutive effects of TRSUs	187	124	170	81
Add dilutive effects of PRSUs	190	—	161	—
Diluted weighted-average shares of common stock outstanding	109,772	84,834	106,058	84,789
_________________________________________________
(1) Natural gas derivative contracts settle and are realized in the month prior to the production covered by the contract. This adjustment removes the timing difference between the settlement date and the underlying production month that is hedged.

Adjusted EBITDAX, Adjusted EBITDAX Attributable to BKV, and Adjusted EBITDAX Attributable to Noncontrolling Interests
The Company defines Adjusted EBITDAX as net income (loss) before (i) depreciation, depletion, amortization, and accretion, (ii) exploration and impairment expense, (iii) net unrealized gains (losses) on derivatives, (iv) gains (losses) on contingent consideration liabilities, (v) net interest expense, (vi) interest expense, related parties, (vii) equity-based compensation expense, (viii) income tax benefit (expense), and (ix) other nonrecurring transactions. Adjusted EBITDAX attributable to BKV is defined as Adjusted EBITDAX less Adjusted EBITDAX attributable to Noncontrolling Interests.

The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within the industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDAX should not be considered an alternative to, or more meaningful than, net income (loss) determined in accordance with GAAP. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDAX. The Company’s presentation of Adjusted EBITDAX should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. Other companies, including other companies in the industry, may not use Adjusted EBITDAX or may calculate this measure differently than as presented in this release, limiting its usefulness as a comparative measure.

Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by the Company’s management and external users of its consolidated financial statements, such as industry analysts, investors, lenders, rating agencies, and others to more effectively evaluate the Company’s operating performance and results of operations from period to period and against industry peers. The Company believes Adjusted EBITDAX is a useful performance measure because it allows the Company to effectively evaluate its operating performance and results of operations from period to period and against industry peers, without regard to its financing methods, corporate form, or capital structure.

The table below presents a reconciliation of Adjusted EBITDAX to net income, the Company’s most directly comparable GAAP financial measure, for the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
($ Thousands)	2026	2025	2026	2025
Net income	$77,330	$112,475	$129,174	$25,704
Add back (subtract):
Depreciation, depletion, amortization, and accretion	54,088	47,674	108,253	97,385
Exploration and impairment expense	—	—	—	—
Unrealized (gains) losses on derivatives, net	(45,487)	(111,117)	(59,343)	35,918
Forward month gas settlement (1)	4,522	(7,216)	(18,923)	(3,219)
Interest expense, net	22,683	15,647	44,015	30,947
Interest expense, related parties	3,978	5,023	8,247	10,099
Equity-based compensation expense	6,399	4,069	10,306	6,136
Impairment of asset held for sale	3,516	—	3,516	2,446
Income tax expense	20,150	29,243	31,619	(1,425)
Other nonrecurring transactions	4,890	9,730	13,980	11,285
Adjusted EBITDAX	152,069	105,528	270,844	215,276
(Deduct) add: Adjusted EBITDAX attributable to Noncontrolling Interests (2)	(10,073)	(9,031)	(16,810)	(13,777)
Adjusted EBITDAX attributable to BKV	$141,996	$96,497	$254,034	$201,499
_________________________________________
(1) Natural gas derivative contracts settle and are realized in the month prior to the production covered by the contract. This adjustment removes the timing difference between the settlement date and the underlying production month that is hedged.

(2) Non-GAAP financial measure, see below for a reconciliation of this non-GAAP financial measure to the most comparable financial measure in accordance with GAAP.

The Company defines Adjusted EBITDAX attributable to Noncontrolling Interests as the proportionate share of Adjusted EBITDAX attributable to Noncontrolling Interests in the BKV-BPP Power JV, BKV-CIP JV, and BKV-BPP Cotton Cove JV, our non-wholly owned consolidated subsidiaries. The table below reconciles Adjusted EBITDAX attributable to Noncontrolling Interests to net income (loss) attributable to Noncontrolling Interest, the most comparable financial measure in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
($ Thousands)	2026	2025	2026	2025
Net income (loss) attributable to noncontrolling interest	$1,524	$4,707	$9,293	$(85)
Add back (subtract):
Interest expense, net	3,290	3,844	6,675	7,712
Depreciation and amortization	2,625	2,526	5,706	4,933
EBITDAX before adjustments	7,439	11,077	21,674	12,560
Net unrealized derivative (gains) losses	2,634	(2,046)	(4,864)	1,217
Adjusted EBITDAX attributable to Noncontrolling Interests	$10,073	$9,031	$16,810	$13,777
Adjusted Free Cash Flow before Power Growth and Adjusted Free Cash Flow before Power Growth Attributable to BKV
The Company defines Adjusted Free Cash Flow before Power Growth as net cash provided by operating activities, excluding cash paid for contingent consideration and changes in operating assets and liabilities, less total cash paid for capital expenditures (excluding leasehold costs and acquisitions), excluding strategic power growth capital expenditures. Adjusted Free Cash Flow before Power Growth attributable to BKV is defined as Adjusted Free Cash Flow before Power Growth, less Adjusted EBITDAX attributable to noncontrolling interests, with net interest expense attributable to noncontrolling interests added back, plus net contributions from noncontrolling interests.

Adjusted Free Cash Flow before Power Growth and Adjusted Free Cash Flow before Power Growth attributable to BKV are not measures of net cash provided by or used in operating activities as determined in accordance with GAAP. These measures are supplemental non-GAAP financial measures used by management and external users of the Company's financial statements, including industry analysts, investors, lenders and rating agencies, to assess the Company's ability to internally fund its capital program, service or incur additional debt and pay dividends. Adjusted Free Cash Flow before Power Growth reflects cash flow available to fund the Company's capital program, excluding strategic power growth capital expenditures, while Adjusted Free Cash Flow before Power Growth attributable to BKV further adjusts for noncontrolling interests to reflect amounts attributable to the Company's common shareholders. The Company believes these measures are useful indicators of liquidity because they facilitate period-over-period comparisons of cash flow provided by operating activities and the Company's ability to internally fund its capital program (including acquisitions), reduce leverage, fund acquisitions and return capital to shareholders. Adjusted Free Cash Flow before Power Growth and Adjusted Free Cash Flow before Power Growth attributable to BKV should not be considered alternatives to, or more meaningful than, net income (loss) or net cash provided by (used in) operating activities determined in accordance with GAAP. Other companies, including other companies in the industry, may define these measures differently, limiting their usefulness as comparative measures.

The table below presents a reconciliation of Adjusted Free Cash Flow before Power Growth and Adjusted Free Cash Flow before Power Growth attributable to BKV to net cash provided by operating activities, the Company's most directly comparable GAAP financial measure, for the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
($ Thousands)	2026	2025	2026	2025
Net cash provided by operating activities	$109,742	$89,295	$181,731	$105,748
Change in operating assets and liabilities	7,866	(4,811)	45,142	28,770
Net cash provided by operating activities before change in working capital	117,608	84,484	226,873	134,518
Cash paid for contingent consideration (1)	—	—	—	20,000
Cash paid for capital expenditures (excl. leasehold costs, acquisitions)	(86,838)	(66,490)	(193,365)	(124,102)
Strategic Power Growth capital expenditures	6,822	—	23,279	—
Adjusted Free Cash Flow before Power Growth	$37,592	$17,994	$56,787	$30,416
Add back (subtract):
Adjusted EBITDAX attributable to Noncontrolling Interests	(10,073)	(9,031)	(16,810)	(13,777)
Net interest expense attributable to noncontrolling interests	3,290	3,844	6,675	7,712
Net contributions from noncontrolling interests	9,200	4,353	13,400	4,353
Adjusted Free Cash Flow before Power Growth attributable to BKV	$40,009	$17,160	$60,052	$28,704
__________________________________________
(1) Cash paid for contingent consideration is included as a deduction to arrive at net cash provided by operating activities and therefore, is added back for the purpose of computing Adjusted Free Cash Flow before Power Growth.